EXHIBIT 1


               AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
               --------------------------------------------


     The undersigned hereby agree that the foregoing statement on Schedule 13G dated February 2, 1995 is filed on behalf of each of the undersigned.


SMITH BARNEY INC.



By: /s/ Howard M. Darmstadter
   ------------------------------
     Howard M. Darmstadter
     Assistant Secretary




SMITH BARNEY HOLDINGS, INC.



By: /s/ Howard M. Darmstadter
   ------------------------------
     Howard M. Darmstadter
     Assistant Secretary




THE TRAVELERS INC.



By: /s/ Charles J. Gallo, Jr.
   ----------------------------
     Charles J. Gallo, Jr.
     Assistant Controller


Date: February  2, 1995